SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)            December 18, 1996



                                LOGIMETRICS, INC.
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             (Exact name of registrant as specified in its charter)



       Delaware                         0-10696                      11-2171701
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(State or other jurisdiction of        (Commission                 (IRS Employer
  incorporation or organization)        File Number)         Identification No.)



                 121-03 Dupont Street, Plainview, New York 11803
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               (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code:           (516) 349-1700



Item 5.  Other Events.

     On December 18, 1996, LogiMetrics, Inc. (the "Company"), mm-Tech Acquisition Corp. ("Merger Sub"), mm-Tech, Inc. ("mm-Tech") and Charles S. Brand entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Company will acquire mm-Tech, a major customer of the Company based in Eatontown, New Jersey. Under the terms of the Merger Agreement, Merger Sub will merge with and into mm-Tech (the "Merger") and each outstanding share of mm-Tech common stock will be converted into 192,478 shares of the Company's common stock, resulting in the issuance of 19,247,800 shares. The Merger is intended to be tax free and to qualify as a "pooling of interests" for accounting purposes.

     Upon consummation of the Merger, Charles S. Brand, the founder of mm-Tech, will become the Chairman and Chief Executive Officer of the Company and will be its largest shareholder. Norman M. Phipps, the current Chairman and Acting President of the Company, will become the President of the Company. Following the Merger, the Company's Board of Directors will consist of Mr. Brand, Mr. Phipps, Alfred Mendelsohn, Frank Brand and Jean-Francois Carreras.

     The Merger, which has been approved by the sole shareholder of mm-Tech, is subject to a number of conditions, including the receipt of certain regulatory clearances. It is anticipated that the merger will be effected late this year or in early January of 1997.

     A copy of the Merger Agreement has been attached as an Exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Merger Agreement set forth above is a summary only, is not intended to be complete, and is qualified in its entirety by reference to the Merger Agreement.

Item 7.  Financial Statements and Exhibits.

        (c)  Exhibits.

            Exhibit 2.1  Agreement and Plan of Merger, dated December 18, 1996.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              LOGIMETRICS, INC.

                                              By:/s/ Norman M. Phipps
                                                 Norman M. Phipps,
                                                 Chairman and Acting President


Dated:  December 26, 1996


                                  EXHIBIT INDEX

                                     Exhibit

2.1               Agreement and Plan of Merger, dated December 18, 1996.